                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT, Made as of the 1st day of July, 1988, between PETROLEUM DEVELOPMENT CORPORATION, a Nevada corporation, having its principal place of business at 103 East Main Street, Bridgeport, West Virginia 26330, party of the first part, herein sometimes referred to as the "Company," and JAMES N. RYAN, of Bridgeport, West Virginia, party of the second part, herein sometimes referred to as the "Employee."


                            1.  TERMS OF EMPLOYMENT
                                -------------------

     Section 1.01.  The Company hereby  employees  the Employee and the Employee
     ------------
hereby accepts employment with the Company for a period of seven (7) years beginning on the 1st day of July, 1988; subject, however, to provisions for termination as hereinafter provided.

                                   2.  DUTIES
                                       ------

     Section 2.01.  The Employee is hereby employed by Company to serve as its
     ------------
Chairman and Chief Executive Officer of the Company, in which capacity he shall perform reasonable duties of such office as shall be appropriate to the office and as may be determined from time to time by the Board of Directors. The Employee shall devote so much of his productive time, ability and attention as may be deemed reasonable or necessary to the business of the Company during the term of his employment. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior approval of the Board of Directors, except that Employee may provide services to exploratory and drilling partnerships and oil and gas wells, to the extent that such services do not conflict or interfere with the business of the Company.

     Section 2.02.  Employee shall not be required to relocate his residence in
     ------------
order to perform his obligations under this Agreement, nor shall Employee be required to travel from his residence materially more than he has in the two years immediately preceding the commencement of the term of this Agreement.


                                3.  COMPENSATION
                                    ------------

     Section 3.01.  As compensation for services rendered under this Agreement,
     ------------
the Employee shall be entitled to receive from the Company a basic salary of $135,000 per year payable in equal monthly installments on the final day of each month during the period of employment. In addition, for each year during the term of this Agreement in which Company's net pre-tax earnings, as defined herein exceed the sum of $300,000, the Company shall pay Employee an annual bonus, based upon the amount of such net earnings in each such year, an amount equal to two and one-half percent (2.5%) of corporate net pre-tax earnings.
                                                                          7-1-88

Net earnings shall be calculated for the purposes of this Agreement by the independent auditors then retained by the Company and shall be computed without deduction for depreciation or depletion, and on net income of the Company before deduction of all income taxes payable.

The basic salary provided herein may be increased, but shall not be reduced unless dire economic circumstances as declared by the Board requires reduced salaries for all senior executive employees of the Company. Increases shall be fixed by the Board of Directors from time to time during the term of this Agreement to reflect changes in the cost of living, the financial success of the company, and the performance of the Employee.

     Section 3.02.  The Company shall reimburse Employee for all reasonable
     ------------
out-of-pocket promotional, entertainment, travel and other business expense incurred by Employee in connection with his conduct of business for the Company. Such expenses shall be reimbursed regardless of whether or not they are determined to be deductible to Company for federal and state income tax purposes. The Company shall provide Employee with the use of an automobile satisfactory to both the Company and Employee, and the Company shall pay the necessary expenses of operation of such automobile.

                                  4.  BENEFITS
                                      --------

     Section 4.01.  The Company agrees that it will include the Employee under
     ------------
any hospital, surgical, or medical benefit plan or policy heretofore or hereafter adopted. The payment of the premiums for the Employee and his dependents to be determined by the rules and regulations heretofore or hereafter adopted by the Company for senior corporate executives. At the termination of Employee's services, the Company agrees to assign such policy to the Employee. In addition to including Employee and his dependents in such plan, the Company will pay all reasonable hospital, surgical, medical, (including eye examinations, treatment and prescriptive lenses), dental expenses and prescriptions of Employee and his dependents not covered by such plan or policy, and in the event the Company has adopted no such plan, the Company agrees to pay all reasonable premiums on any insurance policy obtained by Employee to provide such coverage(s).

     Section 4.02.  The Company presently has and pays premiums on key-man life
     ------------
insurance on the life of the Employee and shall maintain such insurance in force during the term of this Agreement in the face amount of Four Million Dollars ($4,000,000.00), with the Company as owner and beneficiary of such policy. Proceeds of this policy shall first be used to fund the repurchase of the common stock of the Company from the deceased Employee's estate up to the amount of One Million Dollars ($1,000,000.00), as more particularly set out in the current agreement between the Company and the Employee. The balance



                                 -2-                                      7-1-88
of the proceeds of said policy shall be used for general corporate purposes. Neither the Employee nor any of his beneficiaries or assigns shall have any interest in said key-man policy or proceeds of the policy, and such policy or the proceeds thereof shall at all times remain the property of the
Company.   At  the  termination  of  the Employee's service with the Company, if requested by the Employee, the Company shall sell such policy to the Employee at the then cash sur render value, if any. The Employee shall be required to submit to a complete physical examination from time to time as required by the insurance underwriter. Such examination to be at the expense of the Company, with the results of such examination communicated in full to the Company. The Company also agrees to reimburse Employee for addi tional life insurance coverage on the life of Employee in the face amount of One Million Dollars ($1,000,000.00) with a person or persons named by the Employee as either the owner or the beneficiary as Employee shall direct.

     Section  4.03.  Employee  shall  be  entitled  annually  and cumulatively
     -------------
to four (4) weeks' vacation with pay.


     Section 4.04.  The Company shall reimburse the Employee for reasonable
     ------------
dues and expenses of membership in such club or clubs as shall be reasonably necessary for the Employee to entertain on behalf of the Company.

     Section 4.05.  The Employee shall be entitled to participate in any
     ------------
employee stock option plan, employee incentive or other employee benefit to the degree and in the amount fixed by the Board.

     Section 4.06.  The Company shall reimburse the Employee for a
     ------------
personally owned disability insurance policy in an amount that will return to the Employee an amount that will monthly equal the basic monthly salary of the Employee as the same may have been adjusted by the Board of Directors.


                               5.  TRADE SECRETS
                                   -------------

     Section 5.01.  The Employee acknowledges that he has heretofore
     ------------
acquired and hereafter anticipates acquiring detailed knowledge of the Company's
business affairs.   In view of the nature of the services the Employee is
capable of performing for the Company, the Employee also acknowledges that those services will have peculiar value to the Company, the loss of which cannot be adequately compensated by money damages.

     Section 5.02.  The Employee therefore shall not, during the term of
     ------------
his employment hereunder or thereafter, divulge to any third party information obtained in the course of his employment including, without limitation, any information concerning the Company's business, operations, affairs, rates, investors, customers, geological data, well logs, well locations, acreage, reserves of gas or oil, finances, plans or policies to the extent the same are not already matters of public knowledge.

                                   -3-                                    7/1/88

     Section 5.03.  All such information shall be regarded as secret,
     ------------
confidential, and proprietary to the Company and shall be used by the Employee for no other purpose than to pursue the Company's business and affairs.

     Section 5.04.  In view of his unique skills and knowledge, the
     ------------
Employee shall not, without the Company's express prior written consent, during the term hereof or, unless otherwise agreed in writing by the Board of Directors of the Company, for a period of one year following the termination or expiration of this Agreement or any renewal or extension hereof engage in any business (as proprietor, officer, director or shareholder which is competitive with the Company's oil and gas drilling business in West Virginia;
provided, however, that the foregoing provision shall not prohibit the Employee from investing in a publicly held company in which he owns less than one percent (1%) of the equity; and provided further that the foregoing provision shall not apply in the event the Employee's employment hereunder shall terminate or be terminated as a result of or in connection with a change of control of the Company as defined in Paragraph 11 hereof.

     Section 5.05.  If the Employee competes with the Company in violation
     ------------
of Section 5.04 hereof or discloses or threatens to disclose any of the information described in Section 5.02 concerning the Company, the Company shall be deemed to be subject to irreparable injury and shall be entitled to immediate injunctive or other similar equitable relief to restrain the Employee from so competing with the Company or from so disclosing its proprietary information to a third party, including any competitor of the Company. The foregoing relief shall be in addition to any other remedies to which the Company may be entitled under law.

     Section 5.06.  In the event the Company prohibits the Employee from
     ------------
pursuing activities of the Employee following termination of this Agreement under the terms of Article 5.04 of this Agreement, then during such period the Company shall continue to pay the Employee as specified in Section 3.01 during such period as such prohibition remains in effect.

     Section 5.07.  In the event of termination under this Section an
     ------------
employee owning stock options or warrants under one or more of the company stock option plans, the company agrees to loan to the employee funds necessary to exercise such outstanding options. The loan will be repaid to the Company within nine months and bear interest at the prime rate then in effect at Pittsburgh National Bank.

                           6.  TERMINATION FOR CAUSE
                               ---------------------

     Section 6.01.  If at any time during the term hereof or any extension
     ------------
or renewal hereof, a court of competent jurisdiction shall determine that the Employee has engaged in willful misfeasance or malfeasance, disregard of his duties, or negligence related to the performance of his duties, any one of which conditions shall be deemed


                                   -4-                                    7/1/88
cause for dismissal, then Board of Directors may by vote of a majority of a quorum terminate his employment.

                      7.  TERMINATION OTHER THAN FOR CAUSE
                          --------------------------------

     Section 7.01.  The Employee recognizes  that  the  Company, acting
     ------------
through its Board of Directors, has the legal right to remove him as an officer, either by termination of his employment or reassignment to another position, if the best interests of the Company will be so served. Should such a removal occur for any reason not constituting a termination for cause under the next preceding Section above and not in connection with death or disability under Paragraph 12, the Employee shall be entitled to continue in another position of comparable executive status or as a consultant as designated by the Board of Directors or appropriate committee thereof for the unexpired portion of the term of this Agreement or any renewal or extension hereof. In the event that the Company does not designate an alternative position as previously indicated, it shall pay to the Employee as liquidated damages, in full satisfaction of its obligation hereunder (exclusive of any vested rights that may accrue to the Employee under any profit-sharing, pension or insurance plan that may now or hereafter be in effect), an amount equal to the balance of the salary that would otherwise have been paid to the Employee under Section 3.01 during the unexpired portion of the term hereof, but in any event not less than twelve (12) months' basic salary. Such amount may be paid at the Company's election in equal consecutive monthly installments over a period no longer than the remaining term of this contract.

     Section 7.02.  In the event of the Employee's death while in the
     ------------
employ of the Company, the Company shall pay to Employee's designated beneficiaries, or if no such designation, then to his spouse or to his estate, if his spouse has predeceased him, the following: An amount equal to six (6) months' compensation based on an average of the twelve (12) months' compensation preceding such death.

                     8.  PARTICIPATION IN DRILLING PROGRAMS
                         ----------------------------------

     Section 8.01.  If the Company has the right to sell working interests
     ------------
in any drilling program, upon the request of the Employee, the Employee shall be entitled to participate, as an investor, in such oil and gas drilling; provided that the Board of Directors, shall first approve the terms of any such participation.


                                9.  ARBITRATION
                                    -----------

     Section 9.01.  Any controversy or claim arising out of or relating to
     ------------
this contract, or the breach thereof, shall be settled by arbitration at Clarksburg, West Virginia, in accordance with the rules of the American Arbitration Association, then obtaining, and judgment on the award rendered may be entered in any court having jurisdiction thereof and will be binding on the parties.

                                   -5-                                    7-1-88

                            10.  PARTIAL INVALIDITY
                                 ------------------

     Section 10.1.  If any provision in this Agreement is held by a court
     ------------
of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalid thereby


                             11.  CHANGE IN CONTROL
                                  -----------------

     Section 11.01.  If during the term hereof there shall have been a
     -------------
change in control of the Company, as set forth in this and the following paragraph, the Employee may at his election, within six (6) months after such change of control shall have occurred and without prejudice to any of his rights theretofore accrued or vested hereunder, voluntarily terminate his employment hereunder. In such event, the Employee shall receive as severance compensation an amount he would otherwise received under Section 3.01 hereof, but in any event not exceeding three (3) years basic salary, paid over a period not to exceed the lesser of three years as the term of this agreement.

     Section 11.02.  For the purposes of the preceding paragraph, "change
     -------------
in control of the Company shall mean a change in control of the nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that, without limitation, such a change in control shall be deemed to have occurred if, on or after October 1, 1985, any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of the securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities.


                           12.  DEATH AND DISABILITY
                                --------------------

     Section 12.01.  If during the period of employment hereunder the
     -------------
Employee shall have become disabled through illness or otherwise from performing his duties hereunder, the Employee shall be entitled to a leave of absence with full compensation for the duration of any such disability up to but not exceeding eight (8) consecutive months.

     Section 12.02.  If the Employee shall have become permanently
     -------------
disabled, as herein defined, or if employment hereunder terminates by reason of the Employee's death, all future obligations of the Company hereunder, excluding benefits provided in Section 7.02 hereof, shall, at the Company's election, cease; provided, however, that benefits and rights theretofore vested under any pension, profit-sharing, or insurance plan of the Company shall remain unimpaired thereby

     Section 12.03.  If the Employee's death shall have occurred after the
     -------------
termination of employment hereunder and if, but for his death, the Employee would have been entitled to receive additional payments hereunder in respect of his employment, such payments shall


                                   -6-                                   7//1/88
thereafter be paid as the Employee's last will and testament shall direct, or failing such direction, to the Employee's estate


                        13.  NO ASSIGNMENT OR ATTACHMENT
                             ---------------------------

     Section 13.01.  This Agreement and the rights,  interests, and
     -------------
benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by the Employee or by the Company and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or the levy of any execution, attachment or similar process thereon shall be null and void and without effect.


                          14.  SUCCESSORS AND ASSIGNS
                               ----------------------

     Section 14.01.  This Agreement shall be binding on and inure to the
     -------------
benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that neither party may assign his or its rights hereunder without the other's express prior written consent.

                                  15.  NOTICES
                                       -------

     Section 15.01.  Any notice required to be given hereunder shall be
     -------------
sufficient if in writing and submitted by certified mail, return receipt requested, postage prepaid, if to the Employee to him as follows:

                           James N. Ryan
                           515 Shearwood Forest Drive
                           Bridgeport, West Virginia  26330

and if to the Company, to it at the address first above written.

                               16.  SEVERABILITY
                                    ------------

     Section  16.01.  Any provision of  this Agreement  that  is invalid,
     --------------
illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the remaining provisions hereof; and any such invalidity, illegality, or unenforceability in any such jurisdiction shall not invalidate or in any way affect the validity, legality or enforceability of such provision in any other jurisdiction.

17.  GOVERNING LAWS
     --------------

     Section 17.01.  This Agreement shall be governed by,  construed
     -------------
under and enforced in accordance with the laws of the State of West Virginia applicable to contracts made in that State by residents and intended to be performed primarily in that State.

                                   -7-                                    7/1/88

                              18.  BINDING EFFECT
                                   --------------

     Section 18.01.  This Agreement supersedes any and all other
     -------------
agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company and contains the covenants and agreements between the parties with respect to such employment in any manner
whatsoever.   Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged

                             19.  LEGAL PROCEEDINGS
                                  -----------------

     Section 19.01.  In the event legal proceedings are utilized to enforce
     -------------
the provisions of this Agreement, the prevailing party shall be entitled to payment of all reasonable attorneys' fees and court costs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                  EMPLOYER:

                                       PETROLEUM DEVELOPMENT CORPORATION
                                       A Nevada Corporation
                                       By /s/ Steven R. Williams
                                          ------------------------------

                                              Its  President
                                                  ------------------------



ATTEST:


   /s/ Roger J. Morgan
--------------------------------------
Secretary

                                  EMPLOYEE:

                                         /s/ James N. Ryan
                                       ------------------------------------
                                             JAMES N. RYAN

                                   -8-                                    7-1-88

STATE OF WEST VIRGINIA

COUNTY OF HARRISON, TO-WIT:


The foregoing instrument was acknowledged before me this   1st   day of   July ,
                                                         -------         ------
1988, by  Steven R. Willams,  President  of PETROLEUM DEVELOPMENT CORPORATION,
         ------------------  -----------
a Nevada corporation, for and on behalf of the Corporation.

My Commission Expires:    January 8, 1990
                        ---------------------------------------

                          /s/ Donna L. Badgett
                        --------------------------------------
Notary Seal             Notary Public



STATE OF WEST VIRGINIA

COUNTY OF HARRISON, TO-WIT:


The foregoing instrument was acknowledged before me this  1st  day of  July,
                                                         -----        -----
1988, by JAMES N. RYAN.

My Commission Expires:    My Commission Expires Jan. 8, 1990
                        --------------------------------------------

                          /s/ Donna L. Badgett
                        -------------------------------------------
                              Notary Public

Notary Seal



This instrument was prepared by Roger J. Morgan, Esquire YOUNG, MORGAN & CANN, Attorneys at Law Suite One Schroath Building, Clarksburg, West Virginia 26301

                                   -9-                                    7-1-88

                     MODIFICATIONS TO EMPLOYMENT AGREEMENT
                     -------------------------------------

          AGREEMENT, Made as of the 1st day of March, 1991, between PETROLEUM DEVELOPMENT CORPORATION, a Nevada corporation, having its principal place of business at 103 East Main Street, Bridgeport, West Virginia 26330, party of the first part, herein sometimes called the "Employer," and JAMES N. RYAN, Bridgeport, West Virginia, party of the second part, herein sometimes called "Employee."

          1.  Recitals.   (a)   Whereas,  the Employer employs the Employee
              --------
under the terms of a written Employment Agreement dated as of July 1, 1988, the terms and conditions of which Agreement are incorporated by reference and which is hereinafter referred to herein as the "Agreement"; (b) Whereas, the Agreement calls for a term or period of seven (7) years from July 1, 1988, terminating on July 30, 1995; and (c) Whereas, the Board of Directors of the Employer has authorized that the term of the Agreement be extended for three (3) additional years so that the Agreement would terminate June 30, 1998; and

NOW THEREFORE, in consideration of the foregoing recitals and the parties intending to be bound, agree as follows:

          2.  Employment Agreement Modification. Paragraph 1, Section
              ---------------------------------
1.01 of the Agreement be and is hereby amended and modified by striking the words "Seven (7) years beginning on the 1st day of July, 1988," and inserting in place and in lieu thereof the following language "beginning on the first day of July, 1988, and ending on June 30, 1998."

          3.  Agreement Confirmed.    In  all  other  respects  the Agreement
              -------------------
and all other terms and provisions are hereby approved, ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the day and year first hereinabove written.

                                       PETROLEUM DEVELOPMENT CORPORATION,
                                       a Nevada corporation
(SEAL)

ATTEST:                                By /s/ Dale G. Rettinger
                                          --------------------------------

                                              Its Executive VP
                                                 ------------------------
 /s/ Roger J. Morgan
-----------------------------
Its Secretary

                                          /s/ James N. Ryan
                                       ----------------------------------
                                              JAMES N. RYAN

                     MODIFICATIONS TO EMPLOYMENT AGREEMENT

                                    (NO. 2)


          AGREEMENT, Made as of the 21st day of October, 1994, between PETROLEUM DEVELOPMENT CORPORATION, A Nevada corporation, having its principal offices and place of business at 103 East Main Street, Bridgeport, West Virginia 26330, party of the first part sometimes herein called "the Employer," and JAMES N. RYAN, 515 Shearwood Forest Drive, Bridgeport, West Virginia 26330, party of the second part, herein sometimes called "the Employee."


          1.  RECITAL(S).   (a)   Whereas, the Employer employs the Employee
              ----------
under the terms of a written Employment Agreement dated July 1, 1988, and amended and modified by a subsequent agreement dated March 1, 1991, the terms and conditions of which agreement and modification are incorporated by reference both of which are hereinafter collectively referred to as the "Agreement";
(b) Whereas, the Board of Directors at a meeting held October 21, 1994, adopted recommendations of the Board's Compensation Committee dated October 21, 1994, a copy of which is attached to the minutes of said meeting, recommending certain
changes and additions be made to the Agreement; and  (c)   Whereas,  in order to
incorporate said changes and additions into the Agreement, the Board approved and authorized the following additional modifications to the Agreement.

Now, therefore, in consideration of the recitals herein and the parties intending to be bound, agree as follows:

          2.  SUBPARAGRAPH 7.02 of the Agreement under the heading "Termination
              -----------------
Other Than For Cause" be and is hereby amended to increase the amount of such payment to the designated beneficiary(ies), his spouse or his estate from six (6) months to twelve (12) months.

          3.  SUBPARAGRAPH 11.01 of the Agreement under the heading "Change of
              ------------------
Control," be and is hereby amended by striking the entire subparagraph and inserting the following:

     Section 11.01.   If during the term hereof there shall have been a change
     -------------
     in control of the company, as described in this and the following paragraph, the Employee may at his election, within six (6) months after such change of control shall have occurred and without prejudice to any of his rights theretofore accrued or vested hereunder voluntarily terminated his employment hereunder. In such event the Employee shall receive a
     severance   compensation   amounting   to   the   basic compensation plus
     an amount equal to the average bonus paid over the preceding three (3) years as provided herein times the remaining years of this agreement, but in any event severance compensation of not less than three (3) years basic compensation plus an amount equal to three (3) times the average bonus paid over the preceding three (3) year period to be Employee.

     4.   TERM AMENDED   Paragraph 2 of the Modification of the Employment
          ------------
Agreement dated February 19, 1991, be and is hereby further modified by striking language "beginning on the date of this amendment and modification and inserting in place and in lieu thereof the following language: "beginning on the date of this agreement and modification and ending December 31, 2000."

     5.   DEATH AND DISABILITY   In Section 12.01 of the written Employment
          --------------------
Agreement dated July 1, 1988 extend the term during which an employee will be entitled to full compensation from eight (8) months to fifteen (15) months.

     6.   DEFERRED COMPENSATION PLAN.  The company will establish a deferred
          --------------------------
compensation plan for the Employee and fund the plan with an annual contribution of $30,000 commencing in 1994 and each year thereafter, adjusted for inflation.


In all  other respects the agreements  are ratified and confirmed.


IN WITNESS WHEREOF the parties hereto have set their signatures and seals the day and year first hereinabove written.


                                       EMPLOYER:
                                            PETROLEUM DEVELOPMENT CORPORATION
                                            a Nevada Corporation

(SEAL)                                      By /s/ Steven R. Williams
                                              ----------------------------------
                                            Its  President
                                               ---------------------------------




                                       EMPLOYEE:
                                               /s/ James N. Ryan
                                            ------------------------------------
                                                   JAMES N. RYAN